SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report June 27, 1997                   Commission File Number 0-26076
(Date of earliest event reported)

                         SINCLAIR BROADCAST GROUP, INC.
                           (Exact name of registrant)

        Maryland                                                52-1494660
   (State of organization)                                   (I.R.S. Employer
                                                          Identification Number)

                             2000 West 41st Street,
                            Baltimore, Maryland 21211

              (Address of principal executive offices and zip code)

                                 (410) 467-5005

                         (Registrant's telephone Number)

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ITEM 5.  OTHER EVENTS

     Sinclair Broadcast Group, Inc. (the "Company" or "Sinclair") is filing this report on Form 8-K in connection with its private offering of certain Senior Subordinated Notes due 2007 (the "Notes") to provide certain additional disclosure to purchasers of the Notes and such disclosure is incorporated by reference into the Offering Memorandum for the Notes. The Company incorporates herein by reference the information contained in the press release filed as
Exhibit 99 to this Form 8-K.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain of the anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. The summary is for general information only and is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury Regulations promulgated or proposed thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

     The tax treatment of a holder of the Notes may vary depending upon the particular situation of the holder. The summary is limited to investors who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Code and does not deal with holders in special tax situations (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the U.S. dollar, or holders who will hold Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprised of Notes and one or more other investments), who may be subject to special rules not discussed below. The summary is applicable only to purchasers of Notes on original issue at their issue price (as defined below) and does not address other purchasers. The summary does not address the effect of any state, local or foreign tax law on a holder of Notes. As used herein, the term "U.S. Holder" means an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any state thereof, an estate or trust that is subject to U.S. federal income taxation without regard to the source of its income.

     The summary does not constitute, and should not be considered as, legal or tax advice to prospective holders of Notes. Each prospective holder of Notes should consult a tax advisor as to the particular tax consequences of holding Notes to such holder, including the applicability and effect of any state, local or foreign tax laws.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     A Note will be treated as issued at an original issue discount. The original issue discount for a Note will be equal to the excess of the "stated redemption price at maturity" of the Note over its issue price (defined as the first price at which a substantial amount of Notes of the same issue is sold to the public). The "stated redemption price at maturity" of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." A U.S. Holder will be required to include original issue discount on a Note in income as it accrues (using the constant-yield method described in the applicable U.S. Treasury Regulations), which will result in recognition of income before the receipt of cash attributable to such income.

     Qualified stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for tax purposes. A "qualified stated interest" payment is a payment of stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note, including short periods at a single fixed rate.

     A U.S. Holder may elect to treat all interest on a Note as original issue discount and calculate the amount includable in gross income under the constant-yield method. The election is made for the year in which the U.S. Holder acquired the Note, and may not be revoked without the consent of the U.S. Internal Revenue Service.

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PURCHASE, SALE AND RETIREMENT OF THE NOTES

     A U.S. Holder's tax basis in a Note will be its cost, increased by the amount of any original issue discount included in the U.S. Holder's income with respect to the Note and reduced by the amount of any cash payments on the Note that are not qualified stated interest payments. A U.S. Holder will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Note. As a general rule (with the exception, among other things, of amounts attributable to accrued but unpaid interest), gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

DESCRIPTION OF THE NOTES

     The definition of Permitted Investment in the description of the Notes for the Company's 9% Senior Subordinated Notes due 2007 is the same as the definition of Permitted Investment for the Company's 10% Senior Subordinated Notes due 2005, which definition is incorporated herein by reference to the Company's Form S-3 (Registration No. 33-94982) filed on July 26, 1995 (as amended).


ITEM 7.  EXHIBITS


Exhibit No.
----------

    99      Press Release by Sinclair Broadcast Group, Inc., dated July 1, 1997.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SINCLAIR BROADCAST GROUP, INC.

                                          By:  /s/ David B. Amy
                                               -------------------------------
                                               David B. Amy
                                               Chief Financial Officer/
                                               Principal Accounting Officer

Dated:  July 1, 1997

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